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Exhibit 10.13

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933. Such Portions are marked "[*]" in this document; they have been filed separately with the Commission.

First Amendment to
Agreement for Sale of Globalstar Satellite Mobile Phones
Agreement No. 04-QC/NOG-MOBILES-001/GLLC-C-04-0137
between
QUALCOMM Incorporated and Globalstar LLC

This First Amendment (the "First Amendment") to Agreement for Sale of Globalstar Satellite Mobile Phones dated April 13, 2004 ("Agreement") is entered into as of October 5, 2004 (the "Amendment Date") by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM"), with offices located at 5775 Morehouse Drive, San Diego, CA 92121-1121 and Globalstar LLC, a Delaware limited liability company, formerly known as New Operating Globalstar LLC ("Buyer"), with offices located at 461 S. Milpitas Blvd., Milpitas, CA 95305, with respect to the following facts:

A.    Buyer has acquired from Globalstar, L.P. and affiliated entities substantially all the assets utilized in the Globalstar business.

B.    Under the terms of the Agreement discussed above, QUALCOMM has contracted to deliver 22,500 Tri-Mode Portable Phones per the terms thereof, a certain number of which have been delivered as discussed below.

C.    QUALCOMM is willing to deliver to Buyer the remainder of the Tri-Mode Portable Phones to be sold thereunder (the "Remaining Products") in accordance with the terms of the Agreement as amended hereby and the delivery schedule (the "Schedule") attached as Exhibit B hereto.

D.    Buyer seeks to obtain the Remaining Products and accessories from QUALCOMM in exchange for an equity interest in Globalstar LLC as further described in this First Amendment and the related agreements described herein.

E.    Buyer further seeks to obtain additional remaining Tri-Mode Portable Phones in QUALCOMM's inventory, retained by QUALCOMM for FRU, warranty and/or other purposes as more fully described in this Amendment (the "Additional Phones").

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows (with capitalized terms used herein and not otherwise defined having the meanings set forth in the Agreement):

1.    Section 2.    DELIVERY; LIMITED TO INVENTORY is hereby revised to add the following:

"2.1    Deliveries Prior to Amendment Date.    As of the Amendment Date, QUALCOMM has delivered fifteen thousand (15,000) units of the Product to Buyer.

2.2    Remaining Product.    Subject to Section 3 below, QUALCOMM shall deliver the Remaining Products to Buyer in accordance with the Schedule.

2.3    Accessories.    Subject to Section 3 below, QUALCOMM shall deliver any Accessories identified on Exhibit C hereto which remain in QUALCOMM's inventory as of the Amendment Date (the "Accessories"), on a mutually agreed to date within thirty (30) days of the Amendment Date.

2.4    Additional Warranted Phones.    Subject to Section 3.3 below, thirty (30) days following QUALCOMM's completion of its warranty obligations for the Remaining Products under the Agreement, QUALCOMM shall provide Buyer with a written notice regarding the total number of Additional Phones QUALCOMM has in its inventory that are new and have been tested by

QUALCOMM to be in good working order. Buyer shall be afforded a right of first offer to place one (1) order to purchase any or all such Additional Phones other than a reasonable number thereof, as determined in QUALCOMM's sole discretion, to provide a warranty for all such Additional Phones (the "Additional Warranted Phones"). Such offer shall be irrevocable for thirty (30) days from the date of QUALCOMM's notice, after which, if Buyer shall not have accepted by placing such order, or shall have ordered less than all of the offered Additional Warranted Phones, QUALCOMM may sell, to any customer, any Additional Warranted Phones not ordered by Buyer for a value equal to or exceeding the price offered to Buyer. The Additional Warranted Phones shall include a ninety (90) day warranty period following QUALCOMM's delivery to the FCA Point. The Parties agree that the total number of Additional Warranted Phones QUALCOMM may provide under the Section 2.4 in exchange for equity interest pursuant to Section 3.3 shall not exceed seven thousand five hundred (7,500).

2.5    Additional Un-Warranted Phones.    Provided Buyer has purchased all of the Additional Warranted Phones offered by QUALCOMM pursuant to Section 2.4 hereof, following the delivery of the Additional Warranted Phones and expiration of the warranty obligations related thereto, should QUALCOMM have any Tri-Mode Portable Phones remaining in its inventory, Buyer shall be afforded a right of first offer to place one (1) order to purchase any or all such Tri-Mode Portable Phones (the "Additional Un-Warranted Phones") at a price Not-to-Exceed [*]. Such offer shall be irrevocable for thirty (30) days from the date of QUALCOMM's notice and shall provide the opportunity for buyer to observe at Buyer's expense, QUALCOMM's standard radiated testing process for the Additional Un-Warranted Phones prior to QUALCOMM's delivery thereof, after which, if Buyer shall not have accepted by placing such order, or shall have ordered less than all of the offered Additional Un-Warranted Phones, QUALCOMM may sell, to any customer, any Additional Un-Warranted Phones not ordered by Buyer for a value equal to or exceeding the price offered to Buyer. The Additional Un-Warranted Phones are provided without warranty of any kind, and payment for such Additional Un-Warranted Phones is twenty-five percent (25%) due following P.O. placement and prior to delivery, and seventy-five percent (75%) within thirty (30) days after FCA delivery, payable in cash or by use of a credit memo issued by QUALCOMM to Buyer, on a NET 30 basis. Any repairs needed for the Additional Un-Warranted Phones will be at QUALCOMM's then current, standard repair prices and are subject to the availability of parts.

Nothing set forth herein shall require QUALCOMM to perform additional work or testing beyond QUALCOMM's normal procedures used for the 22,500 Tri-Mode Portable Phones in order to fulfill the requirement in Sections 2.4 and 2.5.

All Additional Phones are delivered "AS IS" and without warranty of any kind, and payment for Additional Phones is twenty-five percent (25%) due following P.O. placement and prior to delivery, and seventy-five percent (75%) within thirty (30) days after FCA delivery, payable on a NET 30 basis. Any repairs needed for the Additional Phones will be at QUALCOMM's then current, standard repair prices.

2.    Section 3.    PRICE AND PAYMENT TERMS is hereby replaced in its entirety with the following:

"3.1    Price Paid for Product Deliveries Prior to Amendment Date.    The price for each unit to be delivered is [*]. As of the Amendment Date, Buyer has paid QUALCOMM a total of four million two hundred thousand dollars ($4,200,000.00) (the "Credit Amount") consisting of full payment for [*] units delivered prior to the Amendment Date totaling four million dollars ($4,000,000.00), and the required twenty five percent (25%) down-payment for [*] units delivered prior to the Amendment Date totaling two hundred thousand dollars ($200,000.00) and no payment for [*] units delivered prior to the Amendment Date. If Buyer has paid QUALCOMM all amounts due from Buyer and its affiliates under agreements with QUALCOMM and Purchase Orders issued thereunder, QUALCOMM will provide, at Buyer's option (i) a cash reimbursement of the amount received in excess of one million eight hundred thousand seventy five dollars (US$1,875,000.00) due for the 22,500 Tri-Mode Portable Phones; or (ii) a credit memo against Buyer's future receivables within ten (10) business days of Buyer's written notice requesting either (i) or (ii).

3.2    Equity Interest.

Effective as of the date the Third Amended and Restated Limited Liability Company Agreement of Buyer is approved and becomes effective in accordance with its terms, in substantially the form of Exhibit D attached hereto ("LLC Agreement") and in exchange for:

(1)    a membership interest in Globalstar LLC aggregating 309,278 units (equating to three percent (3.0%) of the total equity of Globalstar LLC), calculated pursuant to the applicable provisions of the Debtors' Fourth Amended Joint Plan under Chapter 11 of the Bankruptcy Code, effective June 29, 2004; and

(2)    QUALCOMM's receipt of payments by Buyer pursuant to the terms of this First Amendment in the aggregate amount of one million eight hundred thousand seventy five dollars (US$1,875,000.00) (payments previously made by Buyer to QUALCOMM pursuant to Section 3.1 will be counted towards the $1,875,000 amount), then, QUALCOMM will provide to Buyer:

(A)    the Remaining Products as further described in this First Amendment;

(B)    the Accessories;

(C)    a credit memo or reimbursement check in the amount of the excess of the Credit Amount over one million eight hundred thousand seventy-five dollars (US$1,875,000) pursuant to Section 3.1 hereto.

Until such time as Buyer has satisfied the requirements of Section 3.2 (1) above, Buyer shall continue to pay QUALCOMM [*] cash per unit of Product delivered in accordance with the following payment terms pursuant to the Agreement: twenty-five percent (25%) due following P.O. placement and prior to delivery, and seventy-five percent (75%) within thirty (30) days after FCA delivery, payable on a NET 30 basis.

3.3    Additional Equity Interest.

Effective upon:

(1)    Buyer's issuance of additional membership interests in Globalstar LLC of 13.75 Units for each Additional Warranted Phone to be delivered by QUALCOMM pursuant to Section 2.4 above (this member interest together with the membership interest described in Section 3.2(1) above are referred to collectively herein as the "Equity Interest") and

(2)    QUALCOMM's receipt of a cash payment by Globalstar LLC for an amount equal to [*] for each Additional Warranted Phone to be delivered by QUALCOMM pursuant to Section 2.4 above,

Then, QUALCOMM will provide to Buyer:

(A)    the Additional Warranted Phones as further described in Section 2.4 to be delivered on a mutually agreed to date within thirty (30) days upon completion of Section 3.3 (1) and (2) hereto.

The parties acknowledge that no portion of the Equity Interest shall be certificated, and upon each such issuance Buyer shall provide QUALCOMM with reasonably satisfactory evidence that QUALCOMM is the record owner of the Units constituting the Equity Interest.

3.    In connection with the issuance of the Equity Interest to QUALCOMM, QUALCOMM hereby represents and warrants to Buyer as follows:

        QUALCOMM is acquiring the Equity Interest for its own account and not on behalf of any other person, and only for the purpose of holding for investment and not with a view to any further distribution thereof. No other person is participating with, or providing or otherwise arranging funds, or credit for QUALCOMM in respect to the acquisition of the Equity Interest. Except as contemplated by the LLC Agreement, QUALCOMM has no agreement, arrangement, or understanding for transfer of any part of the Equity Interest to any other person. QUALCOMM (a) has such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of its investment in the Equity Interest, and (b) is able to bear the economic risk of the investment in the

Equity Interest and to hold the same for purposes of investment, and (c) is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended. QUALCOMM is aware that no market exists for the resale of the Equity Interest.

4.    Except as amended by this First Amendment, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Amendment Date.

QUALCOMM Incorporated		Globalstar LLC
By:	/s/ Scott J. Becker	By:	/s/ Anthony J. Navarra
Name:	Scott J. Becker	Name:	Anthony J. Navarra
Title:	Sr. Vice President & General Manager QUALCOMM Wireless Systems Division	Title:	President

Attachments:
Exhibit A-None
Exhibit B-Delivery Schedule
Exhibit C-List of Accessories
Exhibit D-Third Amended and Restated Limited Liability Company Agreement

EXHIBIT B
DELIVERY SCHEDULE
for Tri-Mode Portable Phones

QUANTITY	DELIVERY DATE

1000	May 1, 2004-Complete

1000	May 18, 2004-Complete

1000	June 3, 2004-Complete

350*	June 8, 2004-Complete

650	June 10, 2004-Complete

1000	June 17, 2004-Complete

2000	July 1, 2004-Complete

1750	July 15, 2004-Complete

250*	July 15, 2004-Complete

1600	July 29, 2004-Complete

400*	July 29, 2004-Complete

1500	August 12, 2004-Complete

900	August 25, 2004-Complete

350*	August 25, 2004-Complete

1250	September 16, 2004-Complete

400*	September 30, 2004

850	September 30, 2004

1250	October 14, 2004

1250	October 28, 2004

1250	November 11, 2004

1250	November 30, 2004

1250	December 16, 2004

TOTAL 22,500

* To be provisioned for and picked up by Globalstar Australia.

All other Phones to be provisioned for and picked up by Globalstar Canada.

EXHIBIT C
LIST OF ACCESSORIES

As of September 17, 2004, the total value of the Inventory is $652,343.
(Depletion may occur based on orders received through the Amendment Date.)

Item	Product Line	Product Number	Inv	Price (US)	Model Number	MCN Description

1	Data Cable, Kit	GDC-1100	7		65-82263-3	KIT, TRI-MODE DATA, GS, MDL CXDTA0512

2	Data Cable, Tri Mode	GDC-1200	342		CV90-81024-1	CABLE ASSY, DATA, PRODUCTION

3	UT Diagnostic Monitor UTDM	GDM-2000	13		64-C1005-7	KIT,COMMERCIAL,UTDM

4	Protective Case, Kit	GPC-1000	9		65-81319-2	KIT,GS PORTABLE UT,PROTECTIVE CASE,PROD,RETAIL

5	Protective Case		7,647		CV90-81053-2	CASE, LEATHER, PHONE, GLOBALSTAR PORTABLE

6	Leather Pouch		4,050	[*]	CV90-81702-2	POUCH, LEATHER, PHONE, GLOBALSTAR PORTABLE

7	Leather Case, Russia	GPC-1200	200		CV90-81053-3	CASE, LEATHER, PHONE, GLOBALSTAR PORTABLE(RUSSIA)

8	Universal Travel Charger, Kit	GSP-1210	1,686		65-81313-2	KIT, GS PORTABLE UT, UNIVERSAL TRAVEL CHARGER, PROD

9	Argentina Travel Charger, Kit	GSP-1211	36		65-82233-1	KIT,UTC,ARGENTINE,GS PORT UT,CXTVL0521

10	Argentina Travel Charger		200		CV90-70794-3	ARGENTINA TRAVEL CHARGER

11	Argentina Wall Charger		1,000		CV90-70793-5	AC WALL CHARGER,ARGENTINE

12	China AC Wall Charger	GSP-1231	10,000		CV90-70793-6	AC WALL CHARGER,PORTABLE UT,CHINA,GLOBALSTAR

13	UT Program Support Tool	GST-1900	8		64-C1005-4	KIT,GS WWT,USER TERMINAL PROGRAM SUPPORT TOOL

14	PST Cable kit	GST-1910	7		65-82460-1	KIT, CABLE,PST, GS

15	Fixed PST Cable		2,666		CV90-81467M3	CBL,DM/PST EIA-561 ANLG FXD PH (5 COND.)

16	Carkit Headset	GCK-0016	1,250		330-25507-0000	HEADSET,SOAP ON ROPE STYLE EARPHONE-MIC

17	Carkit Headset Adapter	GCK-0017	1,189	[*]	CV90-81218-1	ADAPTER, HEADSET, GS CARKIT

18	Carkit Headset, Kit	GCK-0018	16		65-81698-1	KIT, HEADSET, CARKIT, GS

19			1,250		330-25507-0000	HEADSET, SOAP ON ROPE STYLE EARPHONE-MIC

EXHIBIT D

Third Amended and Restated Limited Liability Company Agreement
Of
Globalstar LLC

Formerly Known as New Operating Globalstar LLC

SUPERCEDED BY CERTIFICATE OF INCORPORATION
OF GLOBALSTAR, INC.

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  Exhibit 10.13
CONFIDENTIAL TREATMENT
First Amendment to Agreement for Sale of Globalstar Satellite Mobile Phones Agreement No. 04-QC/NOG-MOBILES-001/GLLC-C-04-0137 between QUALCOMM Incorporated and Globalstar LLC
EXHIBIT B DELIVERY SCHEDULE for Tri-Mode Portable Phones
EXHIBIT C LIST OF ACCESSORIES
As of September 17, 2004, the total value of the Inventory is $652,343. (Depletion may occur based on orders received through the Amendment Date.)
EXHIBIT D
Third Amended and Restated Limited Liability Company Agreement Of Globalstar LLC Formerly Known as New Operating Globalstar LLC